Exhibit (a)(iv)

                          LEGG MASON INCOME TRUST, INC.

                              ARTICLES OF AMENDMENT

      Legg Mason Income Trust, Inc., a Maryland Corporation, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: On November 6, 2003 the Board of Directors of Legg Mason Income Trust, Inc. ("Board"), a Maryland Corporation ("Corporation") organized on February 28, 1987, under authority contained in the Corporation's charter, has:

      (a) increased the aggregate number of shares of capital stock that the Corporation has authority to issue from one billion seven hundred fifty million (1,750,000,000) shares to two billion (2,000,000,000) shares;

      (b) established and designated a new series of capital stock of the Corporation, to be known as the "Legg Mason Core Bond Fund" ("Fund"), to be considered for all purposes under the Articles of Incorporation as a "Series" and to have all the rights and privileges of a Series specified in said Articles; and

      (c) created and established a new share class of the Fund, to be known as "Legg Mason Core Bond Fund, Primary Class shares" and designated two hundred fifty million (250,000,000) shares of capital stock that the Corporation is newly authorized to issue as shares of "Legg Mason Core Bond Fund, Primary Class."

      The par value of shares of capital stock of the Corporation remains one tenth of one cent ($0.001) per share. Immediately before the increase in the aggregate number of authorized shares and the classifications and designations described herein, the aggregate par value of all of the authorized shares was one million seven hundred fifty thousand (1,750,000) dollars; as increased, the aggregate par value of all of the shares is two million (2,000,000) dollars.

      SECOND: Immediately before filing these Articles of Amendment, the Corporation had authority to issue one billion seven hundred fifty million (1,750,000,000) shares of Common Stock, $0.001 par value per share, having an aggregate par value of one million seven hundred fifty thousand (1,750,000) dollars. These shares were classified as follows:

Designation                                        Number of Shares
-----------                                        ----------------
Legg Mason U.S. Government               100,000,000 Primary Class Shares
  Intermediate-Term Portfolio            50,000,000 Institutional Class Shares
                                         100,000,000 Financial Intermediary
                                           Class Shares

Legg Mason Investment Grade Income
  Portfolio                              100,000,000 Primary Class Shares
                                         50,000,000 Institutional Class Shares
                                         100,000,000 Financial Intermediary
                                           Class Shares

                                       2

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Legg Mason High Yield Portfolio          100,000,000 Primary Class Shares
                                         50,000,000 Institutional Class Shares
                                         100,000,000 Financial Intermediary
                                           Class Shares

Legg Mason U.S. Government               1,000,000,000 Shares
  Money Market Portfolio

      THIRD: Immediately after filing these Articles of Amendment, the Corporation shall have authority to issue two billion (2,000,000,000) shares of Common Stock, $0.001 par value per share, having an aggregate par value of two million (2,000,000) dollars. These shares are classified as follows:

Designation                                        Number of Shares
-----------                                        ----------------
Legg Mason U.S. Government               100,000,000 Primary Class Shares
  Intermediate-Term Portfolio            50,000,000 Institutional Class Shares
                                         100,000,000 Financial Intermediary
                                           Class Shares

Legg Mason Investment Grade Income
  Portfolio                              100,000,000 Primary Class Shares
                                         50,000,000 Institutional Class Shares
                                         100,000,000 Financial Intermediary
                                           Class Shares

Legg Mason High Yield Portfolio          100,000,000 Primary Class Shares
                                         50,000,000 Institutional Class Shares
                                         100,000,000 Financial Intermediary
                                           Class Shares

Legg Mason Core Bond Fund                250,000,000 Primary Class Shares

Legg Mason U.S. Government               1,000,000,000 Shares
  Money Market Portfolio

      FOURTH: The foregoing amendment was approved by a majority of the entire Board of Directors of the Corporation and is limited to changes expressly permitted by Sections 2-105(a)(12) and 2-605(a)(2) of the Maryland General Corporate Law to be made without action by the stockholders or matters reserved by the Corporation's charter to the Board of Directors.

      FIFTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

      SIXTH: The undersigned Vice President and Secretary of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President and Secretary acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

      IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed under seal in its name and on its behalf by its Vice President and Secretary and attested to by its Assistant Secretary on November 12, 2003.

ATTEST:                                  LEGG MASON INCOME TRUST, INC.


/s/ Kevin Ehrlich                        By:  /s/ Marc R. Duffy
--------------------------------              ---------------------------------
Kevin Ehrlich                                 Marc R. Duffy
Assistant Secretary                           Vice President and Secretary

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